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                                                                     Exhibit 3.1



                                   CERTIFICATE
                                       RE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         LANCETTI COSMETICS CORPORATION



         Lancetti Cosmetics Corporation, a Florida corporation (the "Corporation"), hereby certifies, pursuant to and in accordance with Section
607.1007 of the Florida Business Corporation Act (the "Act") for the purpose of filing its Amended and Restated Articles of Incorporation with the Department of State of the State of Florida, that:

         1. The name of the Corporation shall be changed effective as of the date hereof from Lancetti Cosmetics Corporation to Prestige Cosmetics Corporation.

         2. The Corporation's Amended and Restated Articles of Incorporation attached hereto (the "Restated Articles") contain certain amendments to the Corporation's Articles of Incorporation.

         3. The Restated Articles contain certain amendments to the Corporation's Articles of Incorporation which require shareholder approval, and the Restated Articles were unanimously adopted and approved on August ___, 1998 by the Corporation's Board of Directors and the shareholders of the Corporation pursuant to a written consent, the number of votes cast being sufficient for approval, effective as of August ___, 1998, in the manner prescribed by Section 607.1003 of the Act.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of August __, 1998.


                                        LANCETTI COSMETICS CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


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                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         LANCETTI COSMETICS CORPORATION


         Pursuant to Sections 607.1003, 607.1006 and 607.1007 of the Florida Business Corporation Act, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation. The original Articles of Incorporation were filed with the Secretary of State on February 20, 1980.


                                   ARTICLE I

                                      NAME
                                      ----

         The name of the corporation is PRESTIGE COSMETICS CORPORATION (hereinafter called the "Corporation").


                                   ARTICLE II

                                     PURPOSE
                                     -------

         The purposes of the Corporation shall be to engage in any activities or business permitted under the laws of the United States of America and the State of Florida.


                                  ARTICLE III

                                PRINCIPAL OFFICE
                                ----------------

         The address of the principal office and the mailing address of the Corporation is 1441 West Newport Center Drive, Deerfield Beach, Florida 33442.


                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares of all classes of capital stock which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares, consisting of (i) Thirty Million (30,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").



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                                   ARTICLE V

                                  COMMON STOCK
                                  ------------

         Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

         Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Corporation, whether or not shares of such class or series are already outstanding) or otherwise.

         Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                   ARTICLE VI

                                 PREFERRED STOCK
                                 ---------------

         The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

         Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state, by resolution or resolutions from time to time adopted providing for the issuance thereof, the following:

         (i) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

         (ii) the number of shares to constitute the class or series and the designations thereof;

         (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;


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         (iv) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

         (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and, if cumulative, the date or dates from which such dividends shall accumulate;

         (vii) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

         (viii) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

         (ix) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.


                                  ARTICLE VII

                             SHARE RECLASSIFICATION
                             ----------------------

                  On the date of filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of Florida, the 500 issued and outstanding shares of the Corporation's previously authorized common stock, par value $.01 per share (the "Old Common Stock") shall thereby and thereupon be classified and converted into 6,453,000 validly issued, fully paid and non-assessable shares of Common Stock reflecting a conversion of 12,994 shares of Common Stock for each one share of Old Common Stock. Each certificate that heretofore represented



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shares of Old Common Stock shall thereafter represent the number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS
                               ------------------

         The Corporation's Board of Directors shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws.


                                   ARTICLE IX

                                     BYLAWS
                                     ------

         Unless otherwise provided by law, the Bylaws of the Corporation may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of a majority of the directors in office or the affirmative vote of holders of a majority of the shares entitled to vote on the matter.


                                   ARTICLE IX

                                    INDEMNITY
                                    ---------

         The Corporation shall indemnify and shall advance expenses on behalf of its oficers and directors, to the fullest extent permitted by law in existence either now or hereafter.


                                   ARTICLE XI

                           REGISTERED OFFICE AND AGENT
                           ---------------------------

         The street address of the Corporation's registered office shall be _________ and the registered agent for the Corporation at such address shall be
_______________.








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         IN WITNESS WHEREOF, the Corporation has caused these Amended and
Restated Articles of Incorporation to be executed by its Chairman of the Board this ____ day of _______________, 1998.


                                            LANCETTI COSMETICS CORPORATION



                                            By:
                                               ---------------------------------
                                               Jacques Cohen
                                               Chairman of the Board









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                         ACCEPTANCE OF REGISTERED AGENT


         Having been named as registered agent and to accept service of process for Prestige Cosmetics Corporation at the place designated in the Amended and Restated Articles of Incorporation, I hereby accept the appointment as Registered Agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


Dated: ____________________





                                        ________________________________________











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